Exhibit 10.1

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2023 by and among K Wave Media Ltd., a Cayman Islands exempted company (the “Purchaser”), Global Star Acquisition 1 LLC, a Delaware limited liability company (the “Sponsor”), certain former shareholders of K Enter Holdings Inc., a Delaware corporation (the “Target”), set forth on Schedule I hereto (such stockholders, the “Target Holders”), and other persons and entities (collectively with the Sponsor, the Target Holders and any person or entity who hereafter becomes a party to this Agreement, the “Holders” and each, a “Holder”).

A. The Purchaser, Global Star Acquisition Inc., a Delaware corporation (the “Parent”), GLST Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Purchaser (“Merger Sub”), and the Target have entered into that certain Merger Agreement dated as of June ___, 2023 (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) the Parent merged with and into the Purchaser, with the Purchaser continuing as the surviving corporation (the “Reincorporation Merger”) and (ii) Merger Sub merged with and into the Target (the “Acquisition Merger”), with the Target surviving the Acquisition Merger as a wholly owned subsidiary of the Purchaser. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Merger Agreement.

B. As of the date hereof, the Sponsor is the holder of record and the beneficial owner of the Purchaser Ordinary Shares and Purchaser Warrants as set forth on Schedule I attached hereto.

C. On the date hereof, pursuant to the Merger Agreement, the Target Holders received Purchaser Ordinary Shares in exchange for their shares of Company Common Stock.

D. As a condition of, and as a material inducement for the Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the applicable Lock-up Period provided in Section 1(d) hereof, the Holder agrees that it, he or she will not offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position with respect to, any of the Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any transaction specified above, or engage in any Short Sales (as defined below) with respect to the Lock-up Shares.

(b) In furtherance of the foregoing, during the applicable Lock-up Period, the Purchaser will (i) place a stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Purchaser’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Purchaser’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(d) The term “Lock-up Period” means, (i) with respect to 50% of the Lock-up Shares, the earlier of (A) six months after the date hereof and (B) the date on which the closing price of the Purchaser’s ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, rights issuances, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date hereof and (ii) with respect to the remaining 50% Lock-up Share (or Ordinary Shares issuable upon conversion thereof), six months after the date hereof.

(e) The term “Lock-up Shares” means (a) the Purchaser Ordinary Shares and Purchaser Warrants held by the Sponsor immediately following the Closing, and (b) the Purchaser Ordinary Shares held by the Target Holders immediately following the Closing; provided, however, that such Lock-up Shares shall not include Purchaser Ordinary Shares acquired by such Holder in open market transactions during the Lock-up Period.

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Purchaser Ordinary Shares, or any economic interest in or derivative of such shares, other than the Lock-up Shares, as set on Schedule I attached hereto.

3. Permitted Transfer. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-up Shares in connection with (each, a “Permitted Transfer”) (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift or gifts to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of a will, testamentary document or the laws of descent and distribution upon death of the Holder; (d) pursuant to a qualified domestic relations order or as required by a divorce settlement; (e) transfers to the Purchaser’s officers, directors or their affiliates; (f) pledges of Lock-up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Holder; provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers; (g) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of the Purchaser or which results in all of the holders of Purchaser Ordinary Shares having the right to exchange their Purchaser Ordinary Shares for cash, securities or other property subsequent to the consummation of such transaction; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-up Shares subject to this Agreement shall remain subject to this Agreement; (h) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the applicable Lock-up Period; (i) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase Purchaser Ordinary Shares or the vesting of stock-based awards; and (j) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Purchaser Ordinary Shares; provided, however, that, in the case of any transfer pursuant to the foregoing clauses (a) through (e), it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the applicable Lock-up Period. Notwithstanding any restrictions set forth above, the Target Holders reserve the right to release a certain amount of Lock-up Shares to the extent such Target Holders are subject to tax liabilities resulting from the unrealized gains on the Purchaser Ordinary Shares they received pursuant to the closing of the Acquisition Merger, provided, however, that such Target Holders shall not be allowed to sell their Lock-up Shares, but will only be permitted to hypothecate or borrow money against such Lock-up Shares.

4. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, the Parent, the Parent’s legal counsel, or any other person.

5. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

6. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail, or nationally recognized overnight courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and if delivered after 5:00 PM on the first Business Day, addressee’s day and time, after such delivery; (b) if by email, on the date that transmission with affirmative confirmation of receipt; or (c) three (3) Business Days after mailing by prepaid certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to the Purchaser, to:

K Wave Media Ltd.

[Address]

[City], [State] [Zip]

Attention: [•], Chief Executive Officer

E-mail: [•]

with a copy to (which copy shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Mitchell S. Nussbaum

E-mail: mnussbaum@loeb.com

(b) If to the Holder, to the address set forth on Schedule I attached hereto; or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Parent and its successors and assigns. No party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder, including by merger, consolidation, operation of law or otherwise, without the prior written consent of the other parties. Any purported assignment or delegation in violation of this paragraph shall be void and ineffectual, and shall not operate to transfer or assign any interest or title to the purported assignee.

10. Severability. This Agreement shall be deemed severable, and a determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, the parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may reasonably be considered within the scope of such party’s obligations hereunder, in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Dispute Resolution. Section 11.15 and 11.16 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Governing Law. Section 11.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASER:

K WAVE MEDIA LTD.
a Cayman Islands exempted company

By:
Name:
Title:

HOLDERS:

GLOBAL STAR ACQUISITION 1 LLC
a Delaware limited liability company

By:
Name:
Title:

[Entity Holders]
a [•]

By:
Name:
Title:

[Individual Holders]

[Signature Page to Lock-up Agreement]

Schedule I

Lock-up Shares

Holder	Purchaser Ordinary Shares	Purchaser Warrants